                                                                    EXHIBIT 12.1



SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES (AMOUNTS IN THOUSANDS)


                                                                                         Year ended June 30,
                                                             ---------------------------------------------------

                                                                 1997         1998         1999         2000
                                                             ------------ ------------ ------------ ------------
RATIO OF EARNINGS TO FIXED CHARGES:
Earnings:
Pretax income from continuing operations                         $ 1,708        $ 943      $ 2,922      $ 8,320
Add:
  Fixed charges                                                   10,197       12,501       20,673       23,219
  Distributions received from unconsolidated partnerships            (14)         123          656          450
Less - equity in income of unconsolidated partnerships              (566)        (707)        (548)        (817)
                                                             ------------ ------------ ------------ ------------
      Total earnings                                              11,325       12,860       23,703       31,172
                                                             ------------ ------------ ------------ ------------

Fixed Charges:
  Interest expense                                                 4,066        6,827       14,500       18,696
  Interest factor of rental expense (a)                            6,131        5,674        6,173        4,523
                                                             ------------ ------------ ------------ ------------
            Total fixed charges                                   10,197       12,501       20,673       23,219
                                                             ------------ ------------ ------------ ------------

Ratio of earnings to fixed charges                                   1.1          1.0          1.1          1.3

(a) COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
            Operating rental expense (e)                          18,396       17,023       18,522       13,569
            Interest factor                                          33%          33%          33%          33%
                                                             ------------ ------------ ------------ ------------
                        Total                                      6,131        5,674        6,173        4,523
                                                             ============ ============ ============ ============

                                                                Year ended June 30,          Three months ended September 30,
                                                             -------------------------    --------------------------------------
                                                                           Pro Forma                                 Pro Forma
                                                                 2001         2001            2000         2001         2001
                                                             ------------ ------------    ------------ ------------ ------------
RATIO OF EARNINGS TO FIXED CHARGES:
Earnings:
Pretax income from continuing operations                        $ 16,425      $ 4,019  (1)    $ 3,063      $ 7,384      $ 3,505
Add:
  Fixed charges                                                   26,036       38,442           6,796        6,052        9,931
  Distributions received from unconsolidated partnerships            970          970               -          334          334
Less - equity in income of unconsolidated partnerships              (971)        (971)              -         (328)        (328)
                                                             ------------ ------------    ------------ ------------ ------------
      Total earnings                                              42,460       42,460           9,859       13,442       13,442
                                                             ------------ ------------    ------------ ------------ ------------

Fixed Charges:
  Interest expense                                                23,394       35,800           6,032        5,336        9,215
  Interest factor of rental expense (a)                            2,642        2,642             764          716          716
                                                             ------------ ------------    ------------ ------------ ------------
            Total fixed charges                                   26,036       38,442           6,796        6,052        9,931
                                                             ------------ ------------    ------------ ------------ ------------

Ratio of earnings to fixed charges                                   1.6          1.1             1.5          2.2          1.4

(a) COMPUTATION OF INTEREST FACTOR OF RENTAL EXPENSE:
            Operating rental expense (e)                           7,928        7,928           2,292        2,148        2,148
            Interest factor                                          33%          33%             33%          33%          33%
                                                             ------------ ------------    ------------ ------------ ------------
                        Total                                      2,642        2,642             764          716          716
                                                             ============ ============    ============ ============ ============


(1)  pretax of 9,549, less adjustment for amort of 5,530